Exhibit 10.1

RETENTION AND TRANSITION AGREEMENT

THIS RETENTION AND TRANSITION AGREEMENT (this “Agreement”) is made as of March 10, 2025 (the “Effective Date”), by and between Addus HealthCare, Inc., an Illinois corporation (the “Company”) and W. Bradley Bickham (“Executive”). Each party hereto is individually referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, Executive desires to remain employed by the Company until the first anniversary of the Effective Date (the “Retirement Date”), and to retire on the Retirement Date.

WHEREAS, the Company and the Executive have each agreed to execute this Agreement to provide for the rights and obligations set forth herein.

WHEREAS, capitalized terms not defined herein shall have the meaning set forth in that Second Amended and Restated Employment and Non-Competition Agreement between the Company and Executive dated November 5, 2018 (the “Employment Agreement”).

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Agreement to Retire. Executive irrevocably agrees to retire and terminate his employment as contemplated by Section 7(b) of the Employment Agreement on the Retirement Date.

2. Agreement to Accelerate Vesting.

(a) Subject to the conditions set forth in Section 2(b) of this Agreement, immediately prior to the Retirement Date, or immediately prior to the termination of the Executive’s employment by the Company without Cause if earlier, the Company shall cause the then unvested shares under those certain Restricted Stock Agreements between Executive and Addus HomeCare Corporation dated February 21, 2025, February 23, 2024 and February 24, 2023 to vest in full.

(b) The Company’s obligations set forth above shall be conditioned in all respects upon: (i) the Company not having terminated the employment of Executive for Reasonable Cause; (ii) the Executive not terminating his employment prior to the Retirement Date; and (iii) the Executive not materially breaching his obligations under this Agreement.

3. Miscellaneous. The terms and provisions of Sections 11-20 of the Employment Agreement are hereby incorporated herein by reference and apply, mutatis mutandis, to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EXECUTIVE:

/s/ W. Bradley Bickham
W. Bradley Bickham

COMPANY:

By:	/s/ R. Dirk Allison
Name:	R. Dirk Allison
Title:	Chief Executive Officer

2